EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Sidney L. Anderson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Chatsworth Data Solutions, Inc. on Form 10-QSB for the fiscal quarter ended April 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Chatsworth Data Solutions, Inc.

Date: June 23, 2008	/s/ Sidney L. Anderson
Sidney L. Anderson
Chief Executive Officer and President

I, Clayton Woodrum, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Chatsworth Data Solutions, Inc. on Form 10-QSB for the fiscal quarter ended April 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Chatsworth Data Solutions, Inc.

Date: June 23, 2008	/s/ Clayton Woodrum
Clayton Woodrum
Chief Financial Officer